Exhibit 99.2

Joint Filer Information

Joint Filers:

1. Name:	Aaron Cowen
Address:		c/o Suvretta Capital Management, LLC
540 Madison Avenue, 7th Floor
New York, NY 10022

2. Name:	Averill Master Fund, Ltd.
Address:		c/o Suvretta Capital Management, LLC
540 Madison Avenue, 7th Floor
New York, NY 10022

3. Name:	Averill Madison Master Fund, Ltd.
Address:		c/o Suvretta Capital Management, LLC
540 Madison Avenue, 7th Floor
New York, NY 10022